Exhibit 19.1

       AFCO AGGREGATE RECEIVABLES BALANCE BY AMOUNT - IDENTIFIED PORTFOLIO
                                  AS OF 5/31/98

Aggregate Receivables Balance     Number of Accts     Percent of       Aggregate          Percent of
                                                      Number of        Receivable         Aggregate
                                                      Accts            Balance            Receivable Balance


1.      5,000   or less              34,665           69.53%            $57,773,465.95          10.91%
2.      5,000 -    10,000             6,409           12.86%             45,384,363.09           8.57%
3.     10,000 -    25,000             5,130           10.29%             79,754,861.82          15.07%
4.     25,000 -    50,000             1,993            4.00%             69,186,674.07          13.07%
5.     50,000 -    75,000               614            1.23%             37,312,151.65           7.05%
6.     75,000 -   100,000               290            0.58%             24,956,177.89           4.71%
7.    100,000 -   250,000               516            1.04%             78,816,185.33          14.89%
8.    250,000 -   500,000               148            0.30%             50,711,089.16           9.58%
9.    500,000 - 1,000,000                66            0.13%             46,546,666.57           8.79%
10. 1,000,000 - 5,000,000                23            0.05%             38,925,516.19           7.35%
11.    Over     5,000,000                 0                                       0.00           0.00%


Total:                               49,854                            $529,367,151.72


 AFCO COMPOSITION OF RECEIVABLES BY REMAINING INSTALLMENT TERM - IDENTIFIED PORTFOLIO
                                  AS OF 5/31/98

Remaining Installment Term          Number of Accts        Percent of           Aggregate            Percent of
                                                           Number of            Receivables          Aggregate
                                                           Accts                Balance              Receivables Balance

03 Months or Less                       19,160              38.43%             $75,977,595.94            14.35%
04 to 06 Months                         17,004              34.11%             181,322,600.21            34.25%
07 to 09 Months                         13,168              26.41%             199,531,403.57            37.69%
10 to 12 Months                            319               0.64%              31,979,043.86             6.04%
13 to 18 Months                            102               0.20%              16,787,440.36             3.17%
More than 18 Months                        101               0.20%              23,769,067.78             4.49%

Total:                                  49,854                                $529,367,151.72

               AFCO GEOGRAPHIC CONCENTRATION - IDENTIFIED PORTFLIO
                                 AS OF 5/31/98

States                          Aggregate                      Percentage of
                                Receivables                      Aggregate
                                Balance                     Receivables Balance

CALIFORNIA                    $109,985,629.39                        20.78%
TEXAS                           62,119,700.78                        11.73%
NEW YORK                        51,605,225.67                         9.75%
NEW JERSEY                      35,063,949.23                         6.62%
FLORIDA                         34,673,574.57                         6.55%
PENNSYLVANIA                    22,596,555.19                         4.27%
WASHINGTON                      15,715,845.53                         2.97%
GEORGIA                         14,154,516.95                         2.67%
ILLINOIS                        13,428,836.01                         2.54%
MASSACHUSETTS                   12,363,712.22                         2.34%
OHIO                            12,277,105.28                         2.32%
LOUISIANA                       10,710,510.40                         2.02%
MICHIGAN                        10,469,959.50                         1.98%
COLORADO                         9,676,549.11                         1.83%
INDIANA                          8,943,453.77                         1.69%
ALASKA                           8,086,454.94                         1.53%
NORTH CAROLINA                   7,652,820.31                         1.45%
SOUTH CAROLINA                   7,368,457.95                         1.39%
CONNECTICUT                      7,308,878.65                         1.38%
VIRGINIA                         6,450,527.87                         1.22%
OREGON                           6,071,978.37                         1.15%
MINNESOTA                        5,050,534.69                         0.95%
MARYLAND                         4,889,511.61                         0.92%
WISCONSIN                        4,862,876.46                         0.92%
OKLAHOMA                         4,580,211.16                         0.87%
MISSOURI                         4,515,690.70                         0.85%
ALABAMA                          4,266,644.36                         0.81%
ARIZONA                          3,825,325.45                         0.72%
WEST VIRGINIA                    3,574,463.95                         0.68%
ARKANSAS                         3,543,314.56                         0.67%
KENTUCKY                         3,369,394.40                         0.64%
HAWAII                           3,082,432.81                         0.58%
MISSISSIPPI                      2,983,292.09                         0.56%
TENNESSEE                        2,680,540.27                         0.51%
NEVADA                           2,202,707.43                         0.42%
NEW HAMPSHIRE                    1,670,859.59                         0.32%
UTAH                             1,411,806.72                         0.27%
IDAHO                            1,294,270.02                         0.24%
MAINE                            1,179,309.04                         0.22%
NEBRASKA                           902,475.32                         0.17%
MONTANA                            852,389.07                         0.16%
IOWA                               705,493.89                         0.13%
RHODE ISLAND                       692,327.93                         0.13%
WYOMING                            392,445.84                         0.07%
SOUTH DAKOTA                        80,996.28                         0.02%
DELAWARE                            22,099.35                         0.00%
ONTARIO                              8,941.00                         0.00%
KANSAS                               1,181.55                         0.00%
BRITISH  COLUMBIA                      962.64                         0.00%
NEW MEXICO                             273.22                         0.00%
ALBERTA                                138.63                         0.00%
                                                                      0.00%

Total:                        $529,367,151.72

                             LOAN LOSS EXPERIENCE(1)
                              IDENTIFIED PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                      FIVE MONTHS              TWELVE MONTHS
                                      ENDED MAY 31,           ENDED DECEMBER 31,
                                         1998                      1997
                                         ----                      ----

Average Outstanding Principal Balance    $532,761                 $562,229
Gross Charge Offs                           1,236                    1,002
Recoveries                                    273                      102
Net Charge Offs                               963                      900
Net Charge Offs as a Percentage of Average
  Aggregate Outstanding Principal Balance    0.43% (2)                0.16%


 (1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

 (2)  Calculated on an annualized basis.

               LOAN DELINQUENCY EXPERIENCE FOLLOWING CANCELLATION
                              IDENTIFIED PORTFOLIO

                                       AT MAY 31,           AT DECEMBER 31,
                                          1998                   1997
                                          ----                   ----

Number of days a loan remains overdue
after cancellation of

     the related insurance policy

           31-89 days                     1.45%                    1.17%
           90-270 days                    0.83%                    0.93%
          Over 270 days (1)               0.00%                    0.00%
                                          -----                    -----

                  Total                   2.28%                    2.10%
                                          =====                    =====

  (1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

                          ORIGINATORS' PORTFOLIO YIELD
                              IDENTIFIED PORTFOLIO
                             (DOLLARS IN THOUSANDS)


                                       FIVE MONTHS ENDED    TWELVE MONTHS ENDED
                                       MAY 31, 1998         DECEMBER 31, 1997
                                       ------------         -----------------


Average Outstanding Principal Balance
Receivables                              $532,761              $562,229

Interest & Fee Income                      25,626                63,462

Average Revenue Yield                       11.54% (1)            11.29%


(1)  Calculated on an annualized basis.